UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALTISOURCE ASSET MANAGEMENT CORPORATION
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September 14, 2020

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Altisource Asset Management Corporation, a U.S. Virgin Islands corporation (the “Company”). The meeting will be held via live webcast on Monday, October 12, 2020 at 8:30 a.m., Atlantic Standard Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AAMC2020AM, where you will be able to listen to the meeting live and vote online. Please note that you will not be able to attend the virtual annual meeting in person. We have chosen to hold a virtual rather than an in-person meeting due to the continuing public health impact of coronavirus disease 2019 (COVID-19). The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the 2020 Annual Meeting regardless of the number of shares you own. We urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the live webcast of the 2020 Annual Meeting. This will not prevent you from voting online but will ensure that your vote is counted if you are unable to attend.

Your support of and interest in Altisource Asset Management Corporation is sincerely appreciated.

Sincerely,

Indroneel Chatterjee
Co-Chief Executive Officer and Chairman of the Board

ALTISOURCE ASSET MANAGEMENT CORPORATION
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 2020

NOTICE

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Altisource Asset Management Corporation (the “Company”) will be held via live webcast on Monday, October 12, 2020, at 8:30 a.m., Atlantic Standard Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AAMC2020AM, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at approximately 8:15 a.m., Atlantic Standard Time. Please note that you will not be able to attend the virtual annual meeting in person.

PURPOSE

•	To consider and vote upon the election of five (5) Directors to serve until the 2021 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified;

•	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2020;

•	To approve, on an advisory basis, the compensation of AAMC's named executive officers (“NEOs”), as disclosed in the Proxy Statement (“Say-on-Pay”);

•	To hold an advisory vote as to the frequency that an advisory vote on executive compensation should be presented to the stockholders;

•	To approve the adoption of the Altisource Asset Management Corporation 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”); and

•	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

PROCEDURES

•	Our Board of Directors has fixed the close of business on September 11, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the 2020 Annual Meeting.

•	Only stockholders of record at the close of business on the record date will be entitled to receive notice of and vote at the 2020 Annual Meeting.

•
The proxy statement for our 2020 Annual Meeting and our Annual Report to stockholders were made available on or about September 14, 2020 on our website at www.altisourceamc.com under the section entitled “Shareholders.” The Form 10-K for the year ended December 31, 2019 was filed with the Securities and Exchange Commission (“SEC”) on February 28, 2020, and the Form 10-K/A for the year ended December 31, 2019 with Part III information was filed with the SEC on April 29, 2020, and each has been posted on our website at www.altisourceamc.com under the section entitled “Shareholders” since February 28, 2020 and April 29, 2020, respectively. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 16 digit Control Number found on your Beneficial Notice Card or on your Proxy Card in the space provided.

By Order of the Board of Directors,
Stephen H. Gray
Corporate Secretary

September 14, 2020
Christiansted, United States Virgin Islands

ALTISOURCE ASSET MANAGEMENT CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

General Information

We have made this proxy statement (“Proxy Statement”) available to you on or about September 14, 2020 as a holder of common stock of Altisource Asset Management Corporation, a U.S. Virgin Islands corporation (“we,” “us,” “our,” “AAMC” or the “Company”) because our Board of Directors is soliciting your proxy to be used at our 2020 Annual Meeting of Stockholders and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held via live webcast on Monday, October 12, 2020 at 8:30 a.m., Atlantic Standard Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AAMC2020AM, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at approximately 8:15 a.m., Atlantic Standard Time. Please note that you will not be able to attend the virtual Annual Meeting in person.

At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of five (5) Directors to serve until the 2021 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified, (2) the ratification of the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2020, (3) the approval, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, (4) the approval, on an advisory basis, as to the frequency that an advisory vote on executive compensation should be presented to the stockholders and (5) approval of the adoption of the Altisource Asset Management Corporation 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”).

If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

Proxies to be exercised at the Annual Meeting are being solicited by and on behalf of our Board of Directors. Our Directors, officers, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

Proxy Materials

On or about September 14, 2020, we will mail the proxy materials consisting of this Proxy Statement, the proxy card and our Annual Report to Stockholders (the “Annual Report”) for the year ended December 31, 2019. We also expect our proxy documents to be made available to stockholders on or about September 14, 2020 though the “Shareholders” link on our website at www.altisourceamc.com or through www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2019 was filed with the SEC and made available on our website on February 28, 2020, and the amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2019 was filed with the SEC and made available on our website on April 29, 2020.

Stockholders of Record. If your shares are registered in your own name, you will receive a full set of the proxy documents in the mail. As a stockholder of record, you have the right to vote at the Annual Meeting via the virtual meeting website or to be represented by proxy at the Annual Meeting. The Company has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the proxy card.

Beneficial Stockholders. If your shares are not registered in your name, you should receive proxy materials and a voting instruction form from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions. As the beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received.

Voting Procedures

If you plan to attend the Annual Meeting at www.virtualshareholdermeeting.com/AAMC2020AM, by completing and returning a proxy by mail or by using the Internet or telephone. You may submit your proxy by mail by marking your vote on the enclosed proxy card, then following the instructions on the card. To submit your proxy using the Internet or by telephone, see the instructions on the proxy card and have the proxy card available when you access the Internet website or place your telephone call. If you are authorizing a proxy to vote your shares over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive.

If you are the beneficial owner of shares held in “street name” by a bank or broker and wish to vote at the virtual Annual Meeting, you will need to provide the control number that is printed on the proxy card that you receive when you attend the Annual Meeting via the virtual meeting website.

Even if you plan to attend the virtual Annual Meeting, we recommend that you authorize a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How a Proxy Works

All valid proxies received prior to the meeting will be voted in accordance with your instructions on the proxies, unless such proxies previously have been revoked. If you submit a proxy card with no voting direction indicated, the shares will be voted as the Board recommends, which is as follows:

•	“FOR” each of the five (5) nominees for Director listed in this Proxy Statement and on the proxy card (Proposal One);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal Two);

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement (Proposal Three);

•	“FOR” the approval, on and advisory basis, of the frequency on which an advisory vote on executive compensation should be presented to the stockholders (Proposal Four); and

•	“FOR” the approval of adoption the Company’s proposed 2020 Equity Incentive Plan (Proposal Five).

With regard to any other business that properly comes before the Annual Meeting, each proxy received will be voted in the discretion of the persons appointed as proxies.

By returning a signed proxy card by mail or by duly submitting a proxy by Internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof for which discretionary authority is permitted. The persons named on the proxy card as proxies or their substitutes will vote or act in their discretion with respect to such other matters. Any such matters shall be determined by a majority of the votes cast.

How to Revoke for Change a Proxy

You have the power to revoke your proxy at any time before it is exercised at the Annual Meeting by:

•	timely filing written notice of revocation with our Corporate Secretary at the following address:

Stephen H. Gray, Corporate Secretary
Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820

•	submitting a new, properly executed proxy bearing a later date;

•	voting again via the Internet or telephone; or

•
attending the Annual Meeting via the virtual meeting website and voting at the meeting. Attending the live webcast of the Annual Meeting will not, by itself, revoke a properly executed proxy; you must vote at the Annual Meeting online via the virtual meeting website.

If your shares are held by a bank or broker and you have instructed such bank or broker to vote your shares, you must follow directions received from your bank or broker to change those instructions.

Who May Vote

You are entitled to vote at the Annual Meeting or any postponement or adjournment thereof if you are a holder of record of our common stock at the close of business on September 11, 2020, the record date for the Annual Meeting. At the close of business on September 11, 2020, there were 1,632,117 shares of common stock issued, outstanding and able to be voted (which excludes 1,310,480 treasury shares held by the Company that are not entitled to vote at the Annual Meeting). Each share of our common stock is entitled to one (1) vote at the 2020 Annual Meeting on all matters properly presented, other than the Company’s treasury shares. Abstentions and broker “non-votes” will be treated as present for purposes of a quorum.

We are commencing our solicitation of proxies on or about September 14, 2020, and we will continue to solicit proxies until the date of the Annual Meeting.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes,” if any, will be treated as present for purposes of determining the presence of a quorum.

If you are the beneficial owner of shares held in “street name” by a bank or broker, your bank or broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Generally, in an uncontested election, and in accordance with the rules of the New York American Exchange (the “NYSE American”), certain matters submitted to a vote of stockholders are considered by the NYSE American to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. However, when a beneficial owner of shares held by a bank, broker or other nominee fails to provide the record holder with voting instructions, and such organization lacks the discretionary voting power to vote those shares with respect to a particular “non-routine” proposal, a “broker non-vote” occurs.

To vote your shares, you will need to follow the directions your bank, brokerage firm or other nominee provides you. You should instruct your bank, brokerage firm or other nominee to vote your shares by following the voting instructions provided by your bank, brokerage firm or other nominee. Please contact your bank, brokerage firm or other nominee for further information.

Proposal One - Election of Directors: Assuming a quorum, each of the five (5) nominees for Director requires a majority of the votes cast to be elected as Directors of AAMC. You may vote “FOR” a nominee, “AGAINST” a nominee or “ABSTAIN” with respect to a nominee. Cumulative voting in the election of Directors is not permitted.

Neither broker “non-votes” nor votes marked “ABSTAIN” will have an effect with regard to the election of any nominee.

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm: Assuming a quorum, the proposal to ratify the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Two.

Abstentions will not be counted in determining the votes cast in connection with Proposal Two and will have no effect on the results of the vote on Proposal Two. Because your broker or other nominee is entitled to vote your shares with respect to Proposal Two, even if instructions are not received from you, there will be no broker “non-votes” with respect to this proposal.

Proposal Three - Approval, on an advisory basis, of the Compensation of the Company’s NEOs, as Disclosed in the Proxy Statement: Assuming a quorum, the proposal to approve the compensation of the Company’s NEOs requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Two.

Neither broker “non-votes” nor votes marked “ABSTAIN” will have an effect with regard to the foregoing Proposal Three.

Proposal Four - Approval, on an advisory basis, of every “1 Year” as the Frequency with which an Advisory Vote on Executive Compensation Should be Presented to the Company’s Stockholders: Assuming a quorum, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every 1, 2 or 3 years) will be considered the frequency recommendation by stockholders.

Neither broker “non-votes” nor votes marked “ABSTAIN” will have an effect with regard to the foregoing Proposal Four.

Proposal Five - Approval of the adoption of the 2020 Equity Incentive Plan: Assuming a quorum, the proposal to adopt the 2020 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Five.

Abstentions and broker “non-votes” will not be counted in determining the votes cast in connection with Proposal Five and will have no effect on the results of the vote on such proposal.

The below table summarizes the voting requirements to each of the proposals in this Proxy Statement:

Proposal		Vote Required
1.	Election of Directors	Majority of the votes cast
2.	Ratification of Ernst & Young LLP	Majority of the votes cast
3.	Approval of executive compensation on an advisory basis	Majority of the votes cast
4.	Approval of every “1 Year” as the frequency with which an advisory vote on executive compensation should be presented to the Company's stockholders	Majority of the votes cast
5.	Approval of the adoption of the 2020 Equity Incentive Plan	Majority of the votes cast

Board Recommendation

The Board recommends that you vote as follows:

•	“FOR” each of the five (5) director nominees set forth in Proposal One;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 as set forth in Proposal Two;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in the Proxy Statement set forth in Proposal Three;

•	“1 YEAR” as the frequency with which an advisory vote on executive compensation should be presented to the Company’s stockholders as set forth in Proposal Four; and

•	“FOR” the approval of the adoption of the 2020 Equity Incentive Plan as set forth in Proposal Five.

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendation.

ELECTION OF DIRECTORS
(Proposal One)

Our Third Amended and Restated Bylaws provide that our Board of Directors shall consist of no less than three (3) members with the exact number to be determined by vote of a majority of the Board of Directors.

The five (5) nominees listed below for election as Directors at the Annual Meeting have been recommended by our Nomination/Governance Committee and nominated by our Board of Directors to serve on the Board until the 2021 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified, with the exception of Mr. Ellison, who, upon election will serve as a director until his resignation from the board two business days prior to the effective termination date of the Asset Management Agreement, dated as of May 7, 2019, among Front Yard Residential Corporation (“Front Yard”), Front Yard Residential, L.P. and the Company pursuant to the Termination and Transition Agreement, dated as of August 13, 2020, by and among Front Yard, Front Yard Residential, L.P. and the Company (the “Termination Agreement”). Assuming a quorum, each of the five (5) nominees for Director will be elected as Directors if they receive a majority of the votes cast in person or by proxy at the meeting.

The Nomination/Governance Committee and our Board of Directors has nominated Indroneel Chatterjee to serve as our Chairman of the Board of Directors and has nominated John P. de Jongh, Jr. to continue to serve as our Lead Independent Director. The Board of Directors has nominated each of Messrs. Chatterjee, Byrd, Ellison and Engerman and Governor de Jongh to continue to serve as Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.

Nominees for Director

The following table sets forth certain information concerning our nominees for Director:

Name	Age (1)	Director Since	Audit Committee (2)	Compensation Committee (2)	Nomination/ Governance Committee (2)
Indroneel Chatterjee	40	2020
George G. Ellison	63	2015
Ricardo C. Byrd	72	2015	X	X	X (3)
John A. Engerman	51	2019	X	X (3)	X
John P. de Jongh, Jr.	62	2016	X (3)	X	X
___________

(1)	As of September 11, 2020.

(2)	Expected Committee membership following the 2020 Annual Meeting.

(3)	Expected Committee Chair following the 2020 Annual Meeting.

The principal occupation for at least the last five (5) years and additional biographical information of each nominee for Director of AAMC is set forth below.

Indroneel Chatterjee. Mr. Chatterjee has served as our Co-Chief Executive Officer and a member of our Board of Directors since January 13, 2020. Prior to joining AAMC, Mr. Chatterjee served as a consultant to various businesses since March 2019. He previously served as Senior Vice President, New Business Initiatives of Altisource Solutions, Inc. from September 2018 to March 2019. Altisource Solutions, Inc. is a subsidiary of Altisource Portfolio Solutions S.A. (“ASPS”), an integrated service provider and marketplace for the real estate and mortgage industries. Mr. Chatterjee served as Chief Financial Officer of ASPS from October 2017 to August 2018. Prior to joining ASPS, he served as Head of Credit Solutions, Global Markets at Nomura Securities, an investment banking firm, from January 2017 to September 2017 and as Executive Director on the fixed income trading desk at Nomura from August 2014. Mr. Chatterjee also held the positions of Investment Analyst, Absolute Return Income Fund for Perry Capital from March 2013 to April 2014, Executive Director for UBS Securities LLC from November 2009 to

March 2013 and Vice President, High Yield Research for AIG Global Investment Group from October 2006 to November 2009. He holds a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania.

Mr. Chatterjee's experience in the real estate industry, particularly in trading distressed real-estate related securities and his prior service as a Chief Financial Officer of a publicly-traded company, provide significant expertise to our Board of Directors as it develops and implements new businesses.

George G. Ellison. Mr. Ellison was elected to our Board of Directors in June 2015 served as our Chief Executive Officer from February 2015 to January 2020 and has served as our Co-Chief Executive Officer since January 2020. Mr. Ellison was also appointed to the Board of Directors of Front Yard in August 2015 and has served as Front Yard's Chief Executive Officer since March 2015. Mr. Ellison is responsible for the overall strategic direction of our company and Front Yard. Prior to joining AAMC, Mr. Ellison had been employed for 19 years at Bank of America and its predecessor, NationsBank. Mr. Ellison held several roles over his career at Bank of America, most recently being the executive leading the team that managed the valuation and disposition of Bank of America’s legacy mortgage loan portfolio and a leading member of Bank of America’s Special Initiatives team that worked to resolve Bank of America’s representation and warranty litigation. Prior to his most recent roles, Mr. Ellison was Global Head of the Structured Products division within Bank of America’s Investment Banking platform. His responsibilities involved all Structured Products, including RMBS, ABS, ABCP Conduit and CMBS securities, among others. Mr. Ellison holds a Bachelor of Science in Industrial Engineering from the University of Pittsburgh and a Masters of Business Administration from the Wharton School of Business.

Mr. Ellison’s substantial experience in structured financing and his excellent business acumen provide great benefit to our Board of Directors. Mr. Ellison’s vision and leadership are instrumental in the performance of our organization.

Ricardo C. Byrd. Mr. Byrd was elected to our Board of Directors in June 2015. Mr. Byrd has served as the Executive Director of the National Association of Neighborhoods (NAN), one of the nation’s largest and oldest multi-issue membership associations of grass-roots neighborhood organizations, since 1995, and from 1982 to 1994, served as Federal FTA Project Manager for NAN. He has over thirty years of management experience in directing grass-roots programs. On America’s social and economic development challenges, he has served as a public policy catalyst, a community outreach strategist and resource person to the White House, Congressional, state and local government officials, corporations and neighborhood leaders. Mr. Byrd is a native Washingtonian, educated in the District of Columbia Public Schools, and holds a Bachelor of Arts degree from Howard University.

Mr. Byrd’s understanding of neighborhood and borrower needs will provide us with valuable inputs regarding borrower and tenant satisfaction. His grass-roots involvements in empowering neighborhood organizations to improve the quality of life will provide insights to the Company in managing Front Yard's business. His diverse experience will further enable the Company to consider other client opportunities and their related benefits.

John A. Engerman. Mr. Engerman was elected to our Board of Directors in June 2019. Since 2019, Mr. Engerman has been Chief Executive Officer and Chairman of The Strategy Group VI, a professional services firm in St. Thomas, and has continued to serve in that role since March 2020 following its acquisition of BDO USVI, LLC (“BDO USVI”), a full-service accounting and advisory services firm located in St. Thomas, USVI. From July 2016 to March 2020, Mr. Engerman was Managing Partner of BDO USVI. From 2017 to 2018, Mr. Engerman served as the Territorial Campaign Manager for the successful Albert Bryan and Tregenza Roach Gubernatorial Team for the U.S. Virgin Islands. From January 2014 to June 2016, Mr. Engerman was Executive Vice President, Finance & Planning for International Capital & Management Company, a finance and analytics firm located in St. Thomas, USVI. From February 2001 to January 2014, Mr. Engerman was a Managing Member of ARI Group, LLC, a government and business advisory firm located in Fort Washington, MD. Mr. Engerman commenced his career in various accounting, auditing and advisory roles for PricewaterhouseCoopers, Ernst & Young and Capgemini (now part of Ernst & Young). Mr. Engerman also served for five years in the United States Navy. Mr. Engerman holds a Bachelor degree in Business Administration - Accounting from Howard University in Washington, DC and is a Certified Public Accountant.

Mr. Engerman brings extensive finance and accounting experience to the Board of Directors that enables him to provide valuable insight to the Audit Committee and guidance to the Board of Directors in overseeing the financial reporting and accounting aspects of our business.

John P. de Jongh, Jr. John P. de Jongh, Jr., the former Governor of the United States Virgin Islands, was appointed to our Board of Directors in December 2016. Governor de Jongh currently is a Principal of Chilmark Advisory, LLC (“Chilmark”), a U.S. Virgin Islands-based advisory firm with a focus on real estate, insurance and financial services. From January 2007 to January 2015, Governor de Jongh served two terms as the Governor of the U.S. Virgin Islands, during which he led the territory through the difficult economic periods following the financial crisis of 2008, sponsored legislation to expand access of small businesses to loan programs and export initiatives, ensured Government access to capital markets, negotiated public-private initiatives with cruise lines and rum producers and implemented revitalization projects for St. Croix, St. Thomas and St. John. From 2003 to 2006, Governor de Jongh served as a Principal of Chilmark in the same capacities as his current position. From 1992 to 2002, Governor de Jongh served as President, Chief Operating Officer and a member of the board of directors of Lockhart Companies Incorporated, a holding company with subsidiaries in real estate, insurance and financial services in the U.S. Virgin Islands, the British Virgin Islands and the Turks & Caicos. He also served three terms as the President of the St. Thomas-St. John Chamber of Commerce and the Community Foundation of the Virgin Islands, a philanthropic organization focused on children and families. From 1993 to 1995, he was a Senior Managing Consultant for Public Financial Management, Inc., where he implemented five-year strategic plans for the cities of Philadelphia, PA, New Haven, CT and Washington, DC. Prior to 1993, Governor de Jongh served in multiple capacities for the Government of the U.S. Virgin Islands, including Commissioner of Finance, Director of Finance for the Virgin Islands Finance Authority, Executive Assistant to the Governor and Chairman of the Virgin Islands Water and Power Authority. Governor de Jongh received his Bachelor of Arts in Economics from Antioch College.

Governor de Jongh’s substantial political and business experience in the U.S. Virgin Islands, as well as his financial and real estate-related experience in general, bring strong targeted knowledge to our Company and drive a diverse and local understanding to our Board of Directors for the jurisdiction in which we are located.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the stockholders. Directors are expected to attend all meetings of the Board of Directors and the meetings of committees on which they serve. Directors are also consulted for advice and counsel between formal meetings. Our current Board of Directors held thirteen (13) meetings in 2019. Each incumbent Director attended 100% of these meetings during the period in which they served as well as the meetings held by all committees of our Board of Directors on which they served during the year. The Board of Directors also regularly held executive sessions of the independent directors. We do not have a formal policy regarding Director attendance at the Annual Meetings of Stockholders. However, all of the incumbent members of our Board of Directors attended our 2019 Annual Meeting of Stockholders, other than Mr. Engerman, who was elected at the 2019 Annual Meeting, and Mr. Chatterjee, who was appointed in January 2020.

Independence of Directors

Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the standards of the New York Stock Exchange (the “NYSE”), which governs the NYSE American where our common stock is listed.

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with AAMC are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by NYSE rules and law. Our current Board of Directors has determined that Messrs. Byrd and Engerman and Governor de Jongh are independent Directors and were independent Directors for their full 2019-2020 service year.

Board Leadership Structure

Our Board of Directors’ leadership structure consists of a Chairman who is also our Co-Chief Executive Officer, a Lead Independent Director, who is elected by the independent directors, and three Committee Chairs, each of whom are independent directors (and one of whom, the Chair of our Audit Committee, is also our Lead Independent Director). We discuss succession planning with respect to our Chairman, our Co-Chief Executive Officers, and other business heads at least annually.

Our Board has combined the positions of Chairman and Chief Executive Officer since Mr. Ellison was appointed as Chairman of the Board in June 2015. Mr. Ellison, who has been Co-Chief Executive Officer since Mr. Chatterjee’s appointment as Co-Chief Executive Officer in January 2020 to implement new business, has continued to serve as our Chairman and Co-Chief Executive Officer. Since that time, Mr. Chatterjee has served as interim Chairman of the Board of Directors and Co-Chief Executive Officer of AAMC. Our Board believes that we have been well-served by our respective Co-Chief Executive Officers' service as both Chairman of the Board and Co-Chief Executive Officer since they have been dealing with, and is heavily involved in, the day-to-day operations of the Company and its primary client, thereby being best positioned to provide insights and strategic information to the Board for consideration. Due to the respective combined positions as Chairman and Co-Chief Executive Officer, we have had a Lead Independent Director while the Co-Chief Executive Officer holds both positions. Except for Messrs. Chatterjee and Ellison, all of our other Directors are independent, and all of our Board committees and their chairpersons are independent. Our Board believes that the strong leadership structure provides the Board with an important balance and knowledge base, for several reasons. First, a combined Chairman and Co-Chief Executive Officer position allows us to speak with one voice to our stockholders, counterparties and external constituencies. Second, we operate in the investment industry, which is impacted heavily by real estate risk; investment risk; market risk; credit risk; liquidity risk; legal, compliance and regulatory risk; and reputation risk. We believe that these risks are best managed on a daily basis by Mr. Chatterjee in his dual role as Chairman and Co-Chief Executive Officer, and the senior management team who report directly to both Co-Chief Executive Officers, with oversight of the full Board, including Board committees composed solely of outside, independent directors. Third, we have had a strong Lead Independent Director who provides independent oversight over Messrs. Chatterjee and Ellison and the full

Board of Directors, including with respect to the calling of meetings of the Board, executive sessions of the independent members of the Board, and setting the agenda for meetings of the Board and meetings of the independent members of the Board. Our Lead Independent Director has provided important leadership and insight while also serving as the Chair of our Audit Committee. We also have empowered our other strong independent Directors to chair our Compensation Committee and Nomination/Governance Committee. Each of our independent Directors is authorized to call executive sessions of independent Directors to discuss any subject. Our independent Directors also frequently communicate with each other by telephone between meetings of the Board and committees of the Board on an ad hoc basis as needed.

Our Board believes that this leadership structure provides an effective balance between leadership of the Board and our Company by a strong Chairman and Co-Chief Executive Officer and effective oversight of the Board and our Company by independent Directors.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. A brief description of these committees is provided below.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of accounting, internal controls, auditing and federal securities law matters and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm.

The members of the Audit Committee in 2019 were Mr. Byrd and Governor de Jongh, with Mr. Engerman serving as a member of the Audit Committee since June 2019 and Mr. Redleaf serving as a member of the Audit Committee though his departure from the Board of Directors in June 2019. Governor de Jongh has served as the Chair of the Audit Committee since May 2018. Upon election of the proposed Directors, Governor de Jongh will continue to serve as the Chair of the Audit Committee, and Messrs. Byrd and Engerman will continue to serve as a member of the Audit Committee. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and NYSE listing standards. Our Board of Directors has determined that, throughout the 2019-2020 service year, all members of our Audit Committee are, and have been, “financially literate” as defined in SEC rules. Our Board of Directors has also determined that each of Mr. Engerman and Governor de Jongh qualifies as an “audit committee financial expert” as that term is defined in SEC rules.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Audit Committee reviews and approves its charter. The Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed and approved by the Audit Committee in March 2020. The Audit Committee met ten (10) times in 2019.

Compensation Committee. The Compensation Committee of our Board of Directors oversees our Board and employee compensation and employee benefit plans and practices. The Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our NEOs. With respect to all officers and employees of the Company other than the Chairman/Co-Chief Executive Officer for 2019 and, with respect to Messrs. Ellison and Chatterjee, as our Co-Chief Executive Officers commencing in January 2020, the Compensation Committee reviews with the Co-Chief Executive Officers and subsequently approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to stockholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof and to recommend changes to these plans to our Board of Directors. The Compensation Committee has authority for the administration of awards under AAMC’s 2012 Equity Incentive Plan (the “2012 Equity Plan”), and if the proposed 2020 Equity Incentive Plan (the “2020 Equity Plan”) is approved at this Annual Meeting, the Compensation Committee will have authority for the administration of awards under the 2020 Equity Plan. The Compensation Committee has the

authority to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities at our expense. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

The members of the Compensation Committee in 2019 were Mr. Byrd and Governor de Jongh, with Mr. Engerman serving as the Chair of the Compensation Committee since June 2019 and Mr. Redleaf serving as the Chair of the Compensation Committee though his departure from the Board of Directors in June 2019. Upon the election of the proposed Directors, Mr. Engerman will continue to serve as the Chair of the Compensation Committee, and Mr. Byrd and Governor de Jongh will continue to serve as Compensation Committee members. Each member of the Compensation Committee is independent as defined by NYSE listing standards. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Compensation Committee reviews and approves its charter. The Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed and approved by the Compensation Committee in March 2020. The Compensation Committee met four (4) times in 2019.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and recommends to the Board of Directors a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management.

The members of the Nomination/Governance Committee in 2019 were Mr. Byrd and Governor de Jongh, with Mr. Engerman serving as a member of the Nomination/Governance Committee since June 2019 and Mr. Redleaf serving as a member of the Nomination/Governance Committee though his departure from the Board of Directors in June 2019. Mr. Byrd has served as the Chair of the Nomination/Governance Committee since May 2017. Upon the election of the proposed Directors, Mr. Byrd will continue to serve as Chair of the Nomination/Governance Committee, and Mr. Engerman and Governor de Jongh will continue to serve as members of the Nomination/Governance Committee. Each member of our Nomination/Governance Committee is independent as defined in the NYSE listing standards.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Nomination/Governance Committee reviews and approves its charter. The Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed and approved by the Nomination/Governance Committee in March 2020. The Nomination/Governance Committee met three (3) times in 2019.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our stockholders. In evaluating all nominees for Director, our Nomination/Governance Committee will take into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. In addition, our Nomination/Governance Committee will take into account AAMC’s best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.

The Nomination/Governance Committee will consider diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee will consider diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of our business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nomination/Governance Committee will periodically review the skills and attributes of Board members within the context of the current make-up of the full Board of Directors as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

The Nomination/Governance Committee will regularly assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director will then be identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, stockholders or industry sources.

In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors will determine the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should a stockholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no stockholder or group of stockholders owning more than 5% of our common stock has put forth any Director nominees.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines were last reviewed and approved by the Board of Directors in March 2020. Our Corporate Governance Guidelines are available on our website at www.altisourceamc.com and are available to any stockholder who requests them by writing to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.

Executive Sessions of Non-Management Directors

Non-management Directors meet in executive session without management representatives periodically.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding AAMC, you may do so by mail addressed to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. All stockholder communications received in writing will be distributed to our full Board of Directors if addressed to the full Board or to individual Directors if addressed to any of them individually.

Code of Ethics

We adopted a Code of Business Conduct and Ethics that applies to our Directors, executive officers and employees (including our principal executive officer). We also adopted a Code of Ethics for Senior Financial Officers that applies to our principal financial officer and principal accounting officer. Any waivers from the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or the Audit Committee and will be subsequently disclosed when required by SEC or applicable exchange rules. Our Nomination/Governance Committee reviews our Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers at least once a year and, if necessary, recommends changes to our Board of Directors. Our Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers were last reviewed and approved by the Board of Directors in March 2020. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisourceamc.com and are available to any stockholder who requests a copy by writing to our Corporate Secretary at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC or exchange rules, will either be posted on our website at www.altisourceamc.com or otherwise disclosed in accordance with such rules.

Risk Management and Oversight Process

Our Board of Directors and each of its committees are involved with the oversight of the Company’s risk management.

The Board of Directors and the Audit Committee monitor AAMC’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. In addition, through regular reviews with management and, at times, certain employees of AAMC, the Nomination/Governance Committee assists the Board of Directors in monitoring the Company’s governance and succession risks, and the Compensation Committee assists the Board of Directors in monitoring our compensation policies and related risks.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and our Chairman, the Board of Directors and its committees providing oversight in connection with these efforts. Our Investment Committee, which is comprised of our Chairman and our Chief Executive Officer, has responsibility for assessing and managing the Company’s risk exposure with respect to transactional and counterparty risk.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2019. Management members of our Board of Directors do not receive compensation for their service as a Director.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Ricardo C. Byrd	$112,500	$13,277	$125,777
John A. Engerman	47,719	—	47,719
John P. de Jongh Jr.	143,750	13,277	157,027
Nathaniel Redleaf (2)	—	—	—
___________

(1)
Each of Mr. Byrd and Gov. de Jongh received 933 shares of common stock of AAMC on June 20, 2019 for service on the Board from May 26, 2018, the day after the 2018 Annual Meeting of Stockholders to June 20, 2019, the date of the 2019 Annual Meeting of Stockholders. The number of shares granted was based on a share price of $64.30, which is the average of the high and low sales prices of our common stock on May 24, 2018, and represents the grant date fair value of such shares under FASB ASC 718. The value of the shares set forth in the table above is based on the average of the high and low sale prices of our common stock on the date of issuance, June 20, 2019, of $14.23 per share.

(2)
Pursuant to Luxor’s policies and procedures, Mr. Redleaf was not entitled to receive any compensation for his membership on our Board of Directors or committees thereof. Mr. Redleaf stepped down from the Board effective June 20, 2019.

On June 21, 2019, Messrs. Byrd and Engram and Governor de Jongh, being the non-management members of the Board of Directors serving as of such date, were each awarded 4,231 shares of restricted stock under the Company’s 2012 Equity Incentive Plan for their service to the Board for the period commencing June 21, 2019 to the date of the 2020 Annual Meeting of Stockholders. Upon vesting, each such Director will receive 4,231 shares of our common stock. Such number of shares was determined by dividing $60,000 by the average of the high and low prices, or $14.18 per share, of AAMC common stock on June 21, 2019 and represents the grant date fair value calculated in accordance with FASB ASC 718.

Cash Compensation

As set forth above, we provide the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:

•	an annual retainer of $75,000;

•
an additional $20,000 to the Lead Independent Director of the Board of Directors, only if the Chairman of the Board is a management Director (if the Chairman of the Board is a non-management director, the Chairman shall receive $50,000);

•	an additional $20,000 to the Audit Committee chairperson;

•	an additional $10,000 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all Audit Committee members.

Equity Compensation

As part of Director compensation, our non-management Directors have received annually restricted shares of common stock of AAMC with a fair market value of $60,000 pursuant to the 2012 Equity Incentive Plan. “Fair Market Value” is defined as the average of the high and low prices of our common stock as reported on the applicable securities exchange on which AAMC is listed or quoted on the first day of the service year. Equity compensation is paid for the prior year of service after each annual organizational meeting of the Board of Directors, which typically follows the Annual Meeting of Stockholders. Shares of our common stock will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the service year.

For Directors serving less than a full year, such Directors receive a pro rata portion of $60,000 of shares of our common stock based on the high and low sales prices on the first day of his or her service year, multiplied by a fraction, the numerator of which is the number of days served and the denominator of which is 365 days.

For the 2020 to 2021 service year, our independent Directors will receive a grant of shares of restricted common stock following their election to the Board; however, such grants will be dependent upon the approval by our stockholders of the proposed 2020 Equity Incentive Plan under Proposal Five in this Proxy Statement. If the 2020 Equity Incentive Plan is approved by our stockholders at the Annual Meeting, the grants of restricted stock will be made under substantially the same terms as in prior years but will be made upon the filing of a Registration Statement on Form S-8 to register the shares under the 2020 Equity Incentive Plan.

Other Compensation

Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board of Directors after an Annual Meeting of Stockholders but during the service year.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who serves as an executive officer of AAMC, and includes George G. Ellison, our Co-Chief Executive Officer who also served as Chairman of the Board in 2019 and through August 13, 2020, and Indroneel Chatterjee, our Co-Chief Executive Officer who also serves as a member of the Board and has served as Chairman of the Board since August 13, 2020. Our executive officers are appointed annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as our executive officer. None of our Directors and/or executive officers is related to any other Director and/or executive officer of AAMC or any of its subsidiaries by blood, marriage or adoption.

Name (1)	Age	Position
Indroneel Chatterjee (2)	40	Co-Chief Executive Officer and Chairman
George G. Ellison	63	Co-Chief Executive Officer
Robin N. Lowe	55	Chief Financial Officer
Stephen H. Gray	50	General Counsel and Secretary
___________

(1)	All information set forth herein is as of September 11, 2020.

(2)	Mr. Chatterjee was not an executive officer in 2019, but is included in this table due to his appointment as a named executive officer in January 2020.

The principal occupation for at least the last five (5) years, as well as certain other biographical information, for each of our executive officers is set forth below. Backgrounds of Messrs. Ellison and Mr. Chatterjee are provided in the section of this proxy statement entitled “Election of Directors” above.

Robin N. Lowe. Mr. Lowe has served as our Chief Financial Officer since October 2014 and has also served as the Chief Financial Officer of Front Yard since October 2014. He oversees all of our financial affairs including financial reporting, treasury, tax and stockholder relations. Prior to his appointment, Mr. Lowe served as Chief Financial Officer of CitiMortgage Inc. from October 2012 to July 2014. From May 2010 to September 2012, Mr. Lowe served as Chief Financial Officer of Citibank Korea, and from October 2008 to April 2010, he served as Chief Financial Officer of Citibank’s South East Asia Pacific region. From May 1995 to September 2008, Mr. Lowe served in lead finance roles with Citibank in various countries and regions. Mr. Lowe is a Fellow of the Institute of Chartered Accountants in England and Wales of which he has been a member since 1992. He holds a Masters Degree in Classics and a Bachelor of Arts, with honors, from Oxford University.

Stephen H. Gray. Mr. Gray has served as our General Counsel and Secretary since November 2012 and has also served as the Chief Administrative Officer of Front Yard since January 2016. Mr. Gray also served as the General Counsel and Secretary of Front Yard from December 2012 to January 2016. Prior to joining AAMC, Mr. Gray was General Counsel and Secretary of LaBranche & Co Inc., a publicly traded financial services company in New York, New York, from May 2004 to December 2011, and was a consulting attorney for The Nielsen Company, a global information and measurement company, during 2012. From June 1998 to May 2004, Mr. Gray was a corporate and securities attorney at the law firm of Fulbright & Jaworski L.L.P. in New York, New York, specializing in, among other things, securities offerings, mergers and acquisitions and general corporate reporting for public and private companies. From January 1996 to June 1998, he was a corporate and securities attorney at the law firm of Brock, Silverstein & McAuliffe, LLC, in New York, New York. He holds a Bachelor of Arts in History from Hobart College and a Juris Doctorate from Widener University School of Law.

Compensation Discussion & Analysis

This section discusses the material components of our executive compensation program for our NEOs. We believe an effective executive compensation program aligns executives’ interests with stockholders by rewarding performance designed to increase stockholder value, including, without limitation, goals set for Front Yard, which is our primary client and primary source of revenues. We seek to promote individual service longevity and to provide our executives with long-term incentive opportunities that promote consistent, high-level performance. The Compensation Committee evaluates both performance and compensation annually to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies, subject to consideration of the Company’s own financial performance. To achieve these objectives, we generally believe executive compensation packages should include both cash and equity-based compensation that rewards performance as measured against established goals.

For 2019, our NEOs and their positions as of December 31, 2019 were as follows:

•	George G. Ellison, Chief Executive Officer

•	Robin N. Lowe, Chief Financial Officer

•	Stephen H. Gray, General Counsel and Secretary

Elements of Compensation

The current compensation package for our NEOs consists of base salary and annual cash incentive compensation. This compensation structure was developed in order to provide each NEO with a competitive salary while emphasizing a cash incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. The Compensation Committee also may, from time to time, grant equity compensation awards to the NEOs in order to further align their interests with AAMC’s stockholders. We believe that the following elements of compensation are appropriate in light of our strategic initiatives, industry, current challenges and environment.

Base Salary. Base salaries for our NEOs are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions.

Base salaries of the NEOs are expected to be reviewed annually during the performance appraisal process with adjustments made based on market information, internal review of the executive officer’s compensation in relation to other officers, the individual performance of the executive officer and our corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations will be based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. The Compensation Committee will set the base salary for the Chief Executive Officer and approve the base salaries for all other NEOs.

Annual Cash Incentive Compensation. Pursuant to our annual incentive philosophy, our executives can earn cash awards as determined by the Compensation Committee. Our philosophy provides the Compensation Committee and our management with the authority to establish incentive award guidelines, which are further discussed below.

Equity Awards under the 2012 Equity Incentive Plan. The Company adopted the 2012 Equity Incentive Plan to afford an incentive to officers, non-employee directors, employees, advisors and consultants of the Company and its affiliates to continue as officers, non-employee directors, employees, advisors or consultants, to increase their efforts on behalf of AAMC and to promote the success of AAMC’s business. From time to time, the Compensation Committee, as administrator of the 2012 Equity Incentive Plan, grants awards to our NEOs in addition to their annual cash incentive compensation. For further information on our 2012 Equity Incentive Plan, please see “–2012 Equity Incentive Plan” below.

2019 Compensation Determinations

Under AAMC’s annual cash incentive compensation plan, our NEOs can earn cash incentive compensation awards as determined by the Compensation Committee. The Compensation Committee and management have the authority to establish incentive compensation award guidelines. Each NEO has a targeted annual cash incentive award that is expressed as a percentage of his or her annual cash total target compensation. In 2019, 28-46% of total annual cash target compensation was payable to our NEOs only upon achievement of certain Company and individual performance levels. The appropriate targeted percentage varies based upon the nature and scope of each NEO’s responsibilities.

Our annual incentive-based cash compensation is structured to motivate executives to achieve key performance objectives by rewarding the executives for such achievement. We seek to accomplish this by utilizing a balanced methodology that incorporates multiple financial and non-financial performance objectives developed through our annual strategic planning process. The Compensation Committee also determined that there were certain goals for the Front Yard business being managed by the executive officers given that the achievement of Front Yard's goals would enable Front Yard to meet performance targets that could translate into higher asset management revenues for AAMC.

For 2019, corporate goals for both Front Yard and AAMC were developed by our Compensation Committee and included targets pertaining to (a) a renegotiation of the asset management agreement between AAMC and Front Yard in order to provide better termination fee protection to AAMC, prevent the asset management fees from continuing to decrease under the asset management agreement and provide a simpler market approach in the asset management agreement for AAMC to increase the fees payable to AAMC while enabling Front Yard to achieve general and administrative expense load more in line with industry standards, (b) further optimizing Front Yard’s debt facilities to cap and/or fix interest rate exposure, (c) completing the internalization of Front Yard's property management of its approximately 8,000 remaining externally managed rental properties on an accelerated basis to ensure Front Yard’s entire portfolio is internally managed, (d) improving and/or rationalizing the rental property operating metrics of Front Yard, (e) when permitted, adding additional revenue streams to AAMC that do not adversely affect the services provided to Front Yard under the asset management agreement, and (f) developing options to address the Series A Preferred Stock of AAMC.

This incentive compensation structure is intended to align the goals of our incentive eligible employees with the overall success of AAMC and Front Yard, as AAMC’s primary client, and ultimately with the interests of our stockholders.

The Company’s Compensation Committee reviewed the recommendation of the Chief Executive Officer with respect to the annual incentive compensation of Messrs. Lowe and Gray and could determine to amend such annual incentive compensation based on such factors as it determines are appropriate, including market information and individual performance. In coming to his recommendation to the Compensation Committee regarding the annual incentive compensation for Messrs. Lowe and Gray, the Chief Executive Officer has historically considered those elements of the AAMC executive scorecard that are attributable to Front Yard's and AAMC's performance. In light of AAMC's focus throughout 2019 on Front Yard's strategic alternatives review process, the integration of all external property management onto Front Yard's internal property management platform and the renegotiation and amendment of the asset management agreement between Front Yard and AAMC, AAMC did not approve separate executive scorecard metrics attributable to Front Yard's and AAMC's performance for 2019. The Front Yard strategic alternative review process resulted in the proposed acquisition of Front Yard by affiliates of Amherst Residential, LLC (“Amherst”) pursuant to an Agreement and Plan of Merger, dated as of February 17, 2020. The integration of Front Yard's property management onto the internal platform was successfully completed well ahead of schedule, and the renegotiation of the asset management agreement resulted in a new amended and restated asset management agreement in May 2019 that addressed the goals of both Front Yard and AAMC.

In light of the Compensations Committee's review of these important successful initiatives, balanced against the operating challenges faced by Front Yard following the transfer of more than 12,000 properties onto Front Yard's internal property management platform, the Compensation Committee approved the following cash incentive compensation awards to our NEOs: an annual cash bonus of $300,000 to Mr. Ellison, or 66.7% of his aggregate target cash bonus opportunity; an annual cash bonus of $350,000 to Mr. Lowe, or 87.5% of his aggregate target cash bonus opportunity; and an annual cash bonus of $150,000 to Mr. Gray, or 71.4% of his aggregate bonus opportunity.

The Compensation Committee determined to award these bonuses, which were in line with the cash bonuses paid to the executives for 2018 in order to continue to incentivize them, considering the determination that the compensation to the executives continued to be lower than the median compensation to executives in similar companies, while ensuring that our NEOs' year-end incentive compensation payable by AAMC did not increase from the past three years, due to the continued challenging financial performance of AAMC. The 2019 year-end bonuses for each of Mr. Ellison and Mr. Lowe were not paid in light of the Front Yard merger transaction not being consummated, and Mr. Gray’s 2019 year-end bonus was paid in August 2020. Please see the Summary Compensation Table under “Executive Compensation” for the actual amounts awarded to our NEOs for 2019 performance.

The base salary paid and the annual cash incentive compensation approved for our NEOs totaled $2,129,461 in the aggregate for 2019, or approximately 14.9% of the management fees of $14,299,627 paid by Front Yard to AAMC. Of such $2,129,461 for our NEOs, 62.4% or $1,329,461 was paid as base salary and 37.6% or $800,000 was approved in the form of annual cash incentive compensation, of which $650,000 was not paid to Messrs. Ellison and Lowe as described above. None of these amounts are reimbursed or paid by Front Yard under the asset management agreement between Front Yard and AAMC, as they are solely designed to be covered by the base management fee paid to AAMC.

Employment Agreements

Prior to the appointment and hiring of Indroneel Chatterjee on January 13, 2020, as our Co-Chief Executive Officer, we have not entered into any employment agreements with any of our NEOs. However, our employment arrangements provided for a base salary and cash incentive compensation based on the overall performance of the executive and their importance to the Company as well as satisfaction of Front Yard and AAMC performance objectives. The NEOs generally, in recent years, have received grants of restricted stock awards under our 2012 Equity Incentive Plan at the discretion of the Compensation Committee, as the 2012 Equity Incentive Plan administrator. In addition, the executives receive benefits such as participation in our health care plan and an opportunity to participate in a contributory retirement plan. AAMC reimburses each executive for reasonable costs properly incurred by such executive in the course of his or her employment with us including, without limitation, reimbursement of relocation expenses, if relocation is required, and the provision of certain allowances as described in the Executive Compensation section below. Although Mr. Chatterjee was not employed during 2019, his employment agreement with the Company provides for a base salary, a minimum annual bonus (with an opportunity to achieve a higher annual bonus depending on performance), a sign on bonus that is forfeitable, if he departs the Company within the first two years, and grants of inducement restricted stock and option awards that are both service- and market-based. Mr. Chatterjee is also entitled to participate in the Company's health and retirement plans as well as reimbursement of certain relocation benefits in connection with his relocation to the U.S. Virgin Islands.

In addition, in the event that an executive's employment is terminated by us without “cause” the executive may receive severance benefits of up to six months’ base salary. “Cause” generally is defined as either (i) any willful or grossly negligent conduct (including, but not limited to, fraud or embezzlement) committed by the executive in connection with his/her employment, which conduct in the reasonable determination of the Board of Directors has had or will have a material detrimental effect on our business, or (ii) the executive’s conviction of, or entering into a plea of nolo contendere to, a felony involving fraud or embezzlement or such other crime that may bring disrepute upon us, whether or not committed in the course of his or her employment. In these instances, we would also pay standard relocation costs to relocate the executive to their previous domicile prior to being relocated to the U.S. Virgin Islands or the Cayman Islands, as applicable.

Each of our executives during the 2019 calendar year had executed an Employee Intellectual Property and Confidentiality Agreement at the time they joined AAMC that contains covenants to maintain our confidential information and that all developments by such executive shall be our property. Mr. Chatterjee's agreement to confidentiality and intellectual property is included in his employment agreement with AAMC.

2012 Equity Incentive Plan

In December 2012, our prior Board of Directors and AAMC’s sole stockholder approved and implemented the 2012 Equity Incentive Plan. The purpose of the 2012 Equity Incentive Plan is to provide additional incentives to key employees, Directors and other key individuals to make extraordinary contributions to the Company, to assist with the retention of key employees, Directors and other key individuals and to align their interests with the interests of our stockholders. The 2012 Equity Incentive Plan is administered by the Compensation Committee, who authorizes the award of restricted stock, options, stock appreciation rights, stock purchase rights or other equity-based awards to our employees. Options awarded under the 2012 Equity Incentive Plan, if any, may be either “incentive stock options” as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee. Currently, other than restricted stock awards with vesting terms, the Compensation Committee does not expect to grant any options, stock appreciation rights, stock purchase rights or other equity based awards under the 2012 Equity Incentive Plan.

Each restricted stock award granted under the 2012 Equity Incentive Plan is, and has been, evidenced by a written award agreement between the participant and us, which describes the award and states the terms and conditions to which the award is subject. If any shares subject to award are forfeited or if any award terminates, expires or lapses without being exercised, shares of common stock subject to such award will again be available for future award.

Our 2012 Equity Incentive Plan allows grants of both performance hurdle-vested stock awards and time-vested stock awards. Prior to 2017, our restricted shares of common stock vest subject to the achievement of stock performance hurdles of AAMC, generally related to the performance of AAMC stock price since the date of grant. Due to the relatively low public float and relative volatility of our common stock, in order to better incentivize award recipients, the Compensation Committee commenced granting time-vested restricted stock awards with vesting dates on each of the first three anniversaries of the date of grant.

For performance hurdle-vested awards, if an award recipient’s service with AAMC or any of its affiliates is terminated prior to full vesting of the restricted stock, then the award recipient will forfeit all unvested restricted stock to AAMC, except that (i) if an award recipient’s service is terminated either by us (or an affiliate) without cause or due to death or disability and (ii) if a performance hurdle has already been achieved or is achieved within ninety days of termination, unvested stock for the corresponding tranche will continue to vest; provided that the recipient was employed by AAMC or its affiliates for at least two years prior to termination. For the time-vested restricted stock awards, the awards will continue to vest in accordance with their vesting terms upon termination of their employment unless the recipient’s employment is terminated “for cause.”

2019 Equity Awards

On January 23, 2019, the Compensation Committee awarded Mr. Ellison an aggregate of 39,355 shares of AAMC restricted stock with a grant date fair value of $1,049,991, Mr. Lowe an aggregate of 9,730 shares of AAMC restricted stock with a grant date fair value of $259,596 and Mr. Gray an aggregate of 5,622 shares of AAMC restricted stock with a grant date fair value of $149,995. The grant date value of $26.68 per share was determined based on the average of the high and low sales prices on January 23, 2019. Each of these awards vest in three equal annual installments on each of January 23, 2020, 2021 and 2022. The award of these shares is included in the “Summary Compensation Table” because the grants were made during the 2019 fiscal year.

In determining the awards for our NEOs, the Compensation Committee considered the valuable and substantial contributions they had made to achieving Front Yard's and AAMC’s strategic objectives, the importance to us of retaining and incentivizing them and the desire to have their cash compensation reduced and converted into the restricted stock awards so that the benefits of such grants only would be realized if the Company’s stock price were to increase.

Relocation Program and USVI Preferred Stock Plan

Our principal offices are based in St. Croix, in the U.S. Virgin Islands, and we also have an office in the Cayman Islands. Generally, the employees we seek to hire have previously not been based in St. Croix or the Cayman Islands. Rather, the talent we have recruited has generally been located in major metropolitan centers in the United States. In addition, St. Croix is generally more economically depressed and both the Cayman Islands and St. Croix have a higher cost of living compared to most of the major metropolitan areas of the United States where we believe important talent is located and a number of our peer companies are based.

Employee Relocation Program. In order to enable us to recruit top talent and incentivize key personnel to relocate, we offer a relocation package to individuals who are relocating to the U.S. Virgin Islands or the Cayman Islands to

work (the “Employee Relocation Program”). The Employee Relocation Program includes relocation benefits such as moving expenses, home sale support, a housing allowance, payment of applicable children’s school tuition fees and payment of “home leave” travel for return trips to the continental United States, in each case subject to certain limits and exceptions. Upon a participant’s departure after at least one year of service or termination without cause, such participant is eligible to receive reimbursement for relocation costs back to the continental United States. We believe that our Employee Relocation Program is necessary to attract and retain talent that is critical to our success. For 2019, each of Messrs. Ellison, Lowe and Gray received benefits under the Employee Relocation Program as set forth in the “Summary Compensation Table” below and accompanying footnotes. In 2018, in reviewing our relocation program against other off-shore companies for 2017 compensation decisions, F.W. Cook had advised that our packages, although given to more executives than the comparable offshore entities, were generally lower in amount than the comparable offshore companies and, therefore were within approximately 5% of the median benefits provided at such comparable offshore companies. For 2019 compensation-related decisions, the Compensation Committee determined to continue to rely on the 2018 report of F.W. Cook in determining not to materially change AAMC’s relocation plan.

Preferred Stock Plan. Following stockholder approval at the 2016 Annual Meeting of Stockholders, we implemented AAMC’s 2016 Employee Preferred Stock Plan (the “Preferred Stock Plan”). The Preferred Stock Plan authorizes the grant of restricted non-voting Preferred Stock to AAMC’s U.S. Virgin Islands employees. The Preferred Stock Plan was created to induce certain employees to relocate and work in the U.S. Virgin Islands, remain in the employ of AAMC and provide additional incentive to promote the success of AAMC. On January 5, 2017, our Board of Directors authorized the acquisition of 100 shares of Series B Preferred Stock by Mr. Ellison and 100 shares of Series C Preferred Stock by Mr. Gray. In February 2018 and 2019, AAMC declared and paid dividends on the Preferred Stock held by Messrs. Ellison and Gray as well as other U.S. Virgin Islands employees of AAMC related to the 2017 and 2018 fiscal years, respectively. In addition, in December 2019, AAMC declared and paid dividends on the Preferred Stock held by Messrs. Ellison and Gray as well as other U.S. Virgin Islands employees of AAMC related to the 2019 fiscal year. Details regarding the dividends paid to Messrs. Ellison and Gray in each year are set forth in the footnotes to their “Other Compensation” column of the “Summary Compensation Table” below. Because Mr. Lowe is not located in the U.S. Virgin Islands, he does not participate in the Preferred Stock Plan.

Stock Ownership Policies

Although we do not have stock ownership requirements, our philosophy is that equity ownership by our Directors and executives is important to attract, motivate, retain and to align their interests with the interests of our stockholders.  The Compensation Committee believes that our various equity incentive plans are adequate to achieve this philosophy. We also maintain an insider trading policy detailing our trading window period for Directors, executive officers and other employees.

Other Compensation

The Compensation Committee’s policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers, that are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

Potential Payments upon Termination or Change in Control

Below is a description of the amounts payable to each currently employed NEO, assuming the executive’s employment had terminated under various scenarios as of December 31, 2019. Due to the number of factors that affect the nature and amount of any benefits under the various scenarios, actual amounts paid or distributed may be different.

Under our employment arrangements with each of Messrs. Ellison, Lowe and Gray, in the event that his employment is terminated by us without “cause,” he may receive severance benefits of up to six months’ base salary. In these instances, we would also pay standard relocation costs to relocate the executive to his previous domicile prior to being relocated to the U.S. Virgin Islands or the Cayman Islands, as applicable. If any of our executives’ employment is terminated for cause, his employment may be terminated without notice and with no liability to make any further payment to him, other than amounts accrued and unpaid as of the date of his termination.

In order to obtain the benefits provided under each executive’s termination provisions, the executive would first be required to execute a release of claims with us that would include a waiver and release of any and all claims he may have against us. As of December 31, 2019, the separation payment each executive would have received upon termination, other than for cause, based on a six-month separation payment, would have been $237,500 for Mr. Ellison, $237,500 for Mr. Lowe and $192,500 for Mr. Gray, as well as six months of medical insurance benefits for continued medical insurance benefits with a value of approximately $14,725 for Mr. Ellison, $13,986 for Mr. Lowe and $21,562 for Mr. Gray. Under the terms of their outstanding restricted stock award agreements, each of Messrs. Ellison, Lowe and Gray would have vested, and Mr. Ellison would have received vesting of common stock with a value of $1,847,296, Mr. Lowe would have received vesting of common stock with a value of $152,300 and Mr. Gray would have received vesting of common stock with a value of $88,710, based on AAMC’s closing stock price of $12.35 per share on December 31, 2019.

The Compensation Committee may in its discretion revise, amend or add to the benefits of each executive officer.

None of our executive officers currently has an arrangement in which they would be entitled to a payment on a change of control of AAMC, other than payments for termination described above to the extent the surviving party in a change of control transaction assumes the employment arrangements described above. Our NEOs also have change in control agreements with Front Yard that provide for the payment of certain change in control compensation by Front Yard to such NEOs if, within two years of a “Change of Control” of Front Yard (as defined therein), the executive is terminated without “Cause” (as defined therein) or terminates his employment with us for “Good Reason” (as defined therein). Pursuant to such change in control agreements with Front Yard, the obligation to pay the change in control amount is the obligation of Front Yard, not AAMC. Such payments would be reduced to the extent of AAMC severance payment amounts described above.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
September 14, 2020	John A. Engerman, Chair
Ricardo C. Byrd, Director
John P. de Jongh, Jr., Director

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our NEOs for the fiscal years 2017, 2018 and 2019.

Name and Principal Position	Year	Salary (1)		Stock Awards		Non-Equity Incentive Compensation (2)	All Other Compensation (3)		Total
George G. Ellison, Chief Executive Officer	2017	$450,000		$1,270,167	(5)	$450,000	$498,090	(6)	$2,668,257
	2018	450,000		1,055,992	(5)	300,000	650,239	(6)	2,456,231
	2019	472,692	(4)	1,049,991	(5)	—	1,395,353	(6)	2,918,036
Robin N. Lowe, Chief Financial Officer	2017	$450,000		$—		$400,000	$108,137	(9)	$958,137
	2018	450,000		249,987	(8)	350,000	87,387	(9)	1,137,374
	2019	472,692	(7)	259,596	(8)	—	89,197	(9)	821,485
Stephen H. Gray, General Counsel and Secretary	2017	$361,538	(10)	$—		$210,000	$259,245	(12)	$830,783
	2018	373,462	(10)	150,005	(11)	150,000	241,247	(12)	914,714
	2019	384,077	(10)	149,995	(11)	150,000	448,286	(12)	1,132,358
__________________

(1)	Represents amounts paid by AAMC in the corresponding year.

(2)
Consists of the cash annual incentive compensation related to performance in each year and generally awarded in the first quarter of the following year. For example, non-equity incentive compensation earned in 2018 was paid in February 2019. The non-equity incentive compensation approved for Mr. Ellison and Mr. Lowe in the amounts of $300,000 and $350,000, respectively, were not paid due to the Front Yard merger not being consummated.

(3)
Consists of contributions from AAMC to each executive officer for relocation expenses, as applicable; supplemental living expenses; car allowances, as applicable; education allowances, as applicable; travel allowances and medical benefits, as detailed below more fully in the respective footnotes below.

(4)	The amount provided in 2019 represents Mr. Ellison’s increase in base salary to $475,000 for the period of February 1, 2019 to December 31, 2019.

(5)
On March 7, 2017, Mr. Ellison received a grant of 16,164 shares of restricted stock with a grant date fair value of $1,270,167, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of March 7, 2018, 2019 and 2020. On February 20, 2018, Mr. Ellison received a grant of 16,487 shares of restricted stock with a grant date fair value of $1,055,992, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of February 20, 2019, 2020 and 2021. On January 23, 2019, Mr. Ellison received a grant of 39,355 shares of restricted stock with a grant date fair value of $1,049,991, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of January 23, 2020, 2021 and 2022.

(6)
The amount in 2017 includes $67,394 for supplemental living expenses relating to Mr. Ellison’s employment in the U.S. Virgin Islands, $22,596 in medical and life insurance benefits, $8,100 of 401(k) employer matching contributions and an aggregate dividend of $400,000 on his 100 shares of Series B Preferred Stock in March 2017. The amount in 2018 includes $63,325 for supplemental living expenses relating to Mr. Ellison’s employment in the U.S. Virgin Islands, $28,814 in medical insurance benefits, $8,100 of 401(k) employer matching contributions and an aggregate dividend of $550,000 on his 100 shares of Series B Preferred Stock in February 2018. The amount in 2019 includes $63,849 for supplemental living expenses relating to Mr. Ellison’s employment in the U.S. Virgin Islands, $28,254 in medical insurance benefits, $8,250 of 401(k) employer matching contributions, an aggregate dividend of $647,500 on his 100 shares of Series B Preferred Stock in February 2019 related to the 2018 fiscal year and an aggregate dividend of $647,500 on his 100 shares of Series B Preferred Stock in December 2019 related to the 2019 fiscal year.

(7)	The amount provided in 2019 represents Mr. Lowe’s increase in base salary to $475,000 for the period of February 1, 2019 to December 31, 2019

(8)
On February 20, 2018, Mr. Lowe received a grant of 3,903 shares of restricted stock with a grant date fair value of $249,987, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of February 20, 2019, 2020 and 2021. On January 23, 2019, Mr. Lowe received a grant of 9,730 shares of restricted stock with a grant date fair value of $259,596, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of January 23, 2020, 2021 and 2022.

(9)
The amount provided in 2017 includes $80,040 for expenses relating to Mr. Lowe’s employment in the Cayman Islands, consisting of $74,400 for supplemental living expenses under his relocation package and $5,640 for rental car reimbursement, plus $3,658 for Cayman Islands government-required pension benefits and $24,439 in medical insurance benefits. The amount provided in 2018 includes $55,714 for supplemental living expenses relating to Mr. Lowe’s employment in the Cayman Islands, consisting of $52,400 for supplemental living expenses under his relocation package and $3,314 for home travel leave expenses, plus $5,448 for Cayman Islands government-required pension benefits and $26,225 in medical insurance benefits. The amount provided in 2019 includes $56,179 for supplemental living expenses relating to Mr. Lowe’s employment in the Cayman Islands, consisting of $48,000 for supplemental living expenses under his relocation package and $8,179 for home travel leave expenses, plus $5,179 for Cayman Islands government-required pension benefits and $27,839 in medical insurance benefits.

(10)
The amount provided in 2017 represents Mr. Gray’s increase in base salary to $365,000 for the period of March 26, 2017 to December 31, 2017. The amount provided in 2018 represents Mr. Gray’s increase in base salary to $375,000 for the period of February 25, 2018 to December 31, 2018. amount provided in 2019 represents Mr. Gray’s increase in base salary to $385,000 for the period of February 1, 2019 to December 31, 2019

(11)
On February 20, 2018, Mr. Gray received a grant of 2,342 shares of restricted stock with a grant date fair value of $150,005, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of February 20, 2019, 2020 and 2021. On January 23, 2019, Mr. Gray received a grant of 5,622 shares of restricted stock with a grant date fair value of $149,995, which was determined based on the average of the high and low sales prices of our common stock on the date of grant. These restricted shares are subject to service-based vesting requirements and will vest ratably on each of January 23, 2020, 2021 and 2022.

(12)
The amount provided in 2017 includes $115,837 for expenses relating to Mr. Gray’s employment in the U.S. Virgin Islands, consisting of $50,551 for supplemental living and storage expenses under his relocation package, $55,058 of education expense for his minor children and $10,228 of home travel leave expenses, plus $13,500 in 401(k) employer matching contributions, $29,908 in medical and life insurance benefits, and an aggregate dividend of $100,000 on his 100 shares of Series C Preferred Stock in March 2017. The amount provided in 2018 includes $63,288 for supplemental living and storage expenses relating to Mr. Gray’s employment in the U.S. Virgin Islands plus $13,500 in 401(k) employer matching contributions, $39,459 in medical insurance benefits, and an aggregate dividend of $125,000 on his 100 shares of Series C Preferred Stock in February 2018. The amount provided in 2019 includes $63,849 for supplemental living expenses relating to Mr. Gray’s employment in the U.S. Virgin Islands, $13,750 in 401(k) employer matching contributions, $40,687 in medical insurance benefits, an aggregate dividend of $165,000 on his 100 shares of Series C Preferred Stock in February 2019 related to the 2018 fiscal year and an aggregate dividend of $165,000 on his 100 shares of Series C Preferred Stock in December 2019 related to the 2019 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the restricted stock awarded in 2014, 2015 and 2017 through 2019, as applicable, to each of the persons named in the Summary Compensation Table. There were no options granted to any of our NEOs. The number and value of shares of restricted stock held by our NEOs that had not vested at December 31, 2019 are provided in columns (g) and (h) below.

	OPTION AWARDS			RESTRICTED STOCK AWARDS
(a)	(b)	(e)	(f)	(g)		(h)
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested (2)
George G. Ellison	—	$—	—	68,607	(3)	$847,296
Robin N. Lowe	—	—	—	12,332		152,300
Stephen H. Gray	—	—	—	7,183		88,710

______________

(1)
The number of shares in column (g) represent the awards of restricted stock under AAMC’s 2012 Equity Incentive Plan that remain unvested as follows: (a) Mr. Ellison received 44,132 restricted shares of common stock on February 17, 2015 with a grant date fair value of $7,988,982, of which 12,873 shares remain unvested at December 31, 2019; (b) Mr. Ellison received 16,164 restricted shares of common stock on March 7, 2017 with a grant date fair value of $1,270,167, of which 5,388 remain unvested at December 31, 2019; (c) Mr. Ellison received 16,487 restricted shares of common stock on February 20, 2018 with a grant date fair value of $1,055,992, of which 10,991 remain unvested at December 31, 2019; (d) Mr. Ellison received 39,355 restricted shares of common stock on January 23, 2019 with a grant date fair value of $1,049,991, all of which remain unvested at December 31, 2019; (e) Mr. Lowe received 3,903 restricted shares of common stock on February 20, 2018 with a grant date fair value of $249,987, of which 2,602 remain unvested at December 31, 2019; (f) Mr. Lowe received 9,730 restricted shares of common stock on January 23, 2019 with a grant date fair value of $259,596, all of which remain unvested at December 31, 2019; (g) Mr. Gray received 2,342 restricted shares of common stock on February 20, 2018 with a grant date fair value of $150,005, of which 1,561 remain unvested at December 31, 2019; and (h) Mr. Gray received 5,622 restricted shares of common stock on January 23, 2019 with a grant date fair value of $149,995, all of which remain unvested at December 31, 2019.

(2)	Market value was calculated by multiplying the number of shares in column (g) by $12.35, which was the closing price of AAMC’s common stock as quoted on NYSE American on December 31, 2019.

(3)
As Mr. Ellison’s restricted stock agreement dated February 17, 2015 was amended on December 31, 2015, Mr. Ellison’s shares granted will vest in the following three tranches: (A) One third (33.33%) of the shares have vested or will vest in four equal annual installments on October 12, 2017, 2018, 2019 and 2020; (B) one-half (50%) of the shares have vested or will vest in four equal annual installments on October 13, 2017, 2018, 2019 and 2020 and (C) one-sixth (16.67%) of the shares have vested or will vest in four equal annual installments on January 13, 2018, 2019, 2020 and 2021.

Option Exercises

None of our NEOs had any options to purchase our common stock during 2019. Therefore, none of our NEOs exercised any options during the year ended December 31, 2019.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2020. The Audit Committee has further directed that such appointment be submitted for approval by our stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from our stockholders. To ratify the appointment of Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2020, the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

Report of the Audit Committee

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) has:

•	Reviewed and discussed with management AAMC’s audited financial statements as of and for the year ended December 31, 2019;

•	Discussed with Ernst & Young LLP, AAMC’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AAMC’s Annual Report on Form 10-K for the year ended December 31, 2019.

Audit Committee:
September 14, 2020	John P. de Jongh, Jr., Chair
Ricardo C. Byrd, Director
John A. Engerman, Director

Ernst & Young LLP Fees

The following table shows the aggregate fees billed to AAMC for professional services by Ernst & Young LLP with respect to our fiscal year ended December 31, 2019 and 2018:

Category	2019	2018
Audit Fees	$450,666	$401,475
Audit-Related Fees	—	30,000
Tax Fees	46,957	28,000
All Other Fees	—	—
Total	$497,623	$459,475

Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of AAMC’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, for reviews of the financial statements included in AAMC’s quarterly reports on Form 10-Q during those fiscal years and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.”

Tax Fees. This category would include the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance and tax planning.

All Other Fees. This category would include the aggregate fees billed for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” We did not incur any such other fees for the years ended December 31, 2019 and 2018.

The Audit Committee considered the fees paid to Ernst & Young LLP for the fiscal year ended December 31, 2019 and determined that the services and fees are compatible with the independence of Ernst & Young LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and (unless the de minimus exception of applicable law permits) non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal year ended December 31, 2019, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
“SAY-ON-PAY”
(Proposal Three)

As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our NEOs as disclosed in this Proxy Statement includes the disclosure under “Compensation Discussion and Analysis,” and other narrative and tabular executive compensation disclosure in this Proxy Statement, as required by SEC rules.

Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2020 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures, and any related material disclosed in this Proxy Statement.”

Although this approval is advisory and non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our NEOs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON FREQUENCY OF
EXECUTIVE COMPENSATION ADVISORY VOTES
(Proposal Four)

As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on an advisory basis, on whether the Company will seek an advisory vote on the compensation of our NEOs every one, two or three years. By voting on this proposal, you will be able to specify how frequently stockholders would like us to hold an advisory vote on the compensation of our NEOs.

After careful consideration, our Board of Directors has determined that an advisory vote on the compensation of our NEOs that occurs every three years is the most appropriate alternative for our Company and therefore recommends a vote for every one year as the frequency with which stockholders are provided an advisory vote on the compensation of our NEOs.

With respect to the advisory proposal on the frequency of holding future advisory votes on the compensation of our NEOs, you may vote for “1 YEAR,” “2 YEARS” or “3 YEARS” or mark your proxy “ABSTAIN.”

Although this proposal is advisory and non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making decisions regarding the frequency of future advisory votes on the compensation of our NEOs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF "EVERY 1 YEAR” AS THE FREQUENCY WITH WHICH AN ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE PRESENTED TO THE COMPANY’S STOCKHOLDERS.

APPROVAL OF THE ADOPTION OF THE ALTISOURCE ASSET MANAGEMENT CORPORATION
2020 EQUITY INCENTIVE PLAN
(Proposal Five)

Proposal

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On September 11, 2020, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Altisource Asset Management Corporation 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”). The 2020 Equity Incentive Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the 2020 Equity Incentive Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference. The 2020 Equity Incentive Plan shall replace our existing equity compensation plans, the Altisource Asset Management Corporation 2012 Equity Incentive Plan and the Altisource Asset Management Corporation 2012 Special Equity Incentive Plan (collectively, the “Prior Plans”) under which an aggregate of 2,442 shares remain available for grant as of the date of this Proxy Statement, each of which expires by its terms on December 11, 2022 and December 21, 2022, respectively. Upon stockholder approval of the 2020 Equity Incentive Plan, no further award may be granted under the Prior Plans. We are asking you to approve the 2020 Equity Incentive Plan, which will make 185,000 shares of our common stock available for the granting of awards under compensatory arrangements and incentives permitted by the 2020 Equity Incentive Plan. If our stockholders do not approve the 2020 Equity Incentive Plan, the Company will substantially lose its ability to use equity as a compensation tool, including, without limitation annual grants to our independent directors, after the Annual Meeting because only 2,442 shares remain available for award under the Prior Plans. We also maintain a 2016 Employee Preferred Stock Plan; however, the plan only provides for the grant of preferred stock to USVI employees.

As of August 31, 2020, there were stock options to acquire 7,225 shares of common stock outstanding under the Prior Plans and 60,000 options to purchase shares of common stock outstanding as an inducement award to our new Co-Chief Executive Officer, with a weighted average exercise price of $4.01 and $13.11, respectively, and a weighted average remaining term of 1.4 years and 9.4 years, respectively. In addition, as of August 31, 2020, there were 48,574 unvested full value awards with time-based vesting and 13,101 unvested full value awards with market-based vesting outstanding under the Prior Plans as well as 60,000 unvested full value awards with time-based vesting outstanding as an inducement award to our new Co-Chief Executive Officer. As of August 31, 2020, there were 1,100 shares of preferred stock outstanding under our 2016 Employee Preferred Stock Plan. Other than the foregoing, no awards under our equity compensation plans were outstanding as of August 31, 2020.

Summary of Material Features of the 2020 Equity Incentive Plan

The material features of the 2020 Equity Incentive Plan are:

•	The maximum number of shares of common stock to be issued under the 2020 Equity Incentive Plan is 185,000;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

•
Shares that are forfeited, cancelled or otherwise terminated (other than by exercise) will be added back to the reserved pool under the 2020 Equity Incentive Plan. Shares we reacquire on the open market will not be added to the reserved pool under the 2020 Equity Incentive Plan;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	The value of all awards awarded under the 2020 Equity Incentive Plan and all other cash compensation paid by the us to any non-employee director in any calendar year may not exceed $300,000;

•	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

•	Any material amendment to the 2020 Equity Incentive Plan is subject to approval by our stockholders; and

•	The term of the 2020 Equity Incentive Plan will expire ten years from the date of stockholder approval (the “Plan Expiration Date”).

Based solely on the closing price of our common stock as reported by the NYSE on September 11, 2020 and the maximum number of shares that would have been available for awards as of such date under the 2020 Equity Incentive Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2020 Equity Incentive Plan is $4,347,500. Shares that are forfeited, cancelled or otherwise terminated (other than by exercise) will be added back to the reserved pool under the 2020 Equity Incentive Plan. Shares we reacquire on the open market will not be added to the reserved pool under the 2020 Equity Incentive Plan.

Rationale for Approving the 2020 Equity Incentive Plan

The Prior Plans have only a limited number of shares (2,442 shares as of September 11, 2020) available for future grants and, in any event, will not be available after December 2022. If the 2020 Equity Incentive Plan is not approved by stockholders, our ability to attract, motivate and retain highly qualified talent, including without limitation our independent directors, would be materially curtailed and we would be forced to use more of our cash resources for compensation purposes. If our stockholders approve the 2020 Equity Incentive Plan, then we will be able to award grants from the 2020 Equity Incentive Plan through the Plan Expiration Date, subject to availability of shares. The 2020 Equity Incentive Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We expect to manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee will carefully monitor our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees and independent directors. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Our Compensation Committee determined the size of reserved pool under the 2020 Equity Incentive Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and annual director grants and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to adopt the 2020 Equity Incentive Plan is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next three years.

Summary of the 2020 Equity Incentive Plan

The following description of certain features of the 2020 Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2020 Equity Incentive Plan, which is attached hereto as Exhibit A.

Administration. The 2020 Equity Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Equity Incentive Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company, including our Chief Executive Officer, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and are not members of the delegated committee, subject to certain limitations and guidelines. Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2020 Equity Incentive Plan, subject to the discretion of the administrator. As of September 11, 2020, approximately eight (8) individuals would have been eligible to participate in the 2020 Equity Incentive Plan had it been effective on such date, which includes four (4) executive officers, one (1) employee who is not an executive officer, and three (3) non-employee directors. There are certain limits on the number of awards that may be granted under the 2020 Equity Incentive Plan. For example, no more than 185,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The 2020 Equity Incentive Plan provides that the value of all awards awarded under the 2020 Equity Incentive Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $300,000.

Stock Options. The 2020 Equity Incentive Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2020 Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the last reported sale price of the shares of common stock on the NYSE. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2020 Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2020 Equity Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2020 Equity Incentive Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. The 2020 Equity Incentive Plan provides that upon the effectiveness of a “sale event,” as defined in the 2020 Equity Incentive Plan, except as otherwise provided by the Compensation Committee in the award agreement, all awards with time-based conditions will become vested and exercisable upon the sale event, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2020 Equity Incentive Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2020 Equity Incentive Plan, to certain limits in the 2020 Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2020 Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting; provided, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2020 Equity Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2020 Equity Incentive Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan. The 2020 Equity Incentive Plan was approved by our Board of Directors on September 11, 2020. Awards of incentive stock options may be granted under the 2020 Equity Incentive Plan until the tenth anniversary of September 11, 2020. No other awards may be granted under the 2020 Equity Incentive Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2020 Equity Incentive Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2020 Equity Incentive Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2020 Equity Incentive Plan. It does not describe all federal tax consequences under the 2020 Equity Incentive Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment

(or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Restricted Stock. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.

Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.

Cash-Based Awards. The recipient will generally be taxed at ordinary income rates on the amount equal to the cash received.

Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2020 Equity Incentive Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

For information regarding shares of common stock that may be issued under our existing equity compensation plans, please see “Security Ownership of Certain Beneficial Owners and Related Stockholder Matters – Equity Compensation Plan Information.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE ALTISOURCE ASSET MANAGEMENT CORPORATION
2020 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by:

•	each Director and NEO of AAMC;

•	all Directors and executive officers of AAMC as a group; and

•	all persons known by AAMC to own beneficially 5% or more of the outstanding common stock.

The table is based upon information supplied to us by Directors, executive officers and principal stockholders and filings under the Exchange Act and is based on an aggregate of 1,632,117 shares issued and outstanding as of September 11, 2020, which does not include 1,310,480 shares held by us in treasury. Unless otherwise indicated, the address of all persons below is: Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.

Shares Beneficially Owned as of September 11, 2020

Name of Beneficial Owner:	Amount	Percent
William C. Erbey (1)	805,749	49.4%
Putnam Investments, LLC (2)	181,490	11.1%
Snow Park Capital Partners, LP (3)	84,714	5.2%

Directors and NEOs:	Amount	Percent
Indroneel Chatterjee (4)	—	*
George G. Ellison (5)	55,489	3.4%
Robin N. Lowe (6)	25,513	1.6%
Stephen H. Gray (7)	5,600	*
Ricardo C. Byrd (8)	8,269	*
John A. Engerman (8)	4,231	*
John P. de Jongh, Jr. (8)	6,109	*
All Directors and Executive Officers as a Group (7 persons) (9)	105,211	6.4%
___________

*	Less than 1%

(1)
Based on information contained in a Schedule 13D/A filed by Mr. Erbey on May 20, 2019, a Form 4 filed by Mr. Erbey on May 31, 2019 and a Form 4 filed by Mr. Erbey on June 3, 2019. Includes: (a) 26,293 shares of common stock held by the Carisma Trust, a Nevada trust, the trustee of which is Venia, LLC, a Nevada limited liability company (“Venia”) and (b) 696,029 shares of common stock held by Salt Pond Holdings, LLC, a U.S. Virgin Islands limited liability company (“Salt Pond”) of which the Christiansted Trust, a U.S. Virgin Islands trust (the “C-Trust”), the Frederiksted Trust, a U.S. Virgin Islands trust (the “F-Trust”), and Erbey Holding Corporation, Inc., a Delaware corporation (“Erbey Holding”) are members. Erbey Holding is wholly owned by the Carisma Trust, the trustee of which is Venia (together with Mr. Erbey, E. Elaine Erbey (“Mrs. Erbey”), Erbey Holding, Salt Pond, the C-Trust, the F-Trust and the Carisma Trust, the “Reporting Persons”). The members of Venia are Mrs. Erbey, John Erbey (Mr. Erbey’s brother) and Andrew Burnett, although Mr. Erbey is given sole investment and voting control over any securities owned by Venia or the Carisma Trust. Mr. Erbey, John Erbey, Mrs. Erbey and Salt Pond are co-trustees of the C-Trust. Mr. Erbey, John Erbey, and Salt Pond are co-trustees of the F-Trust. Mr. Erbey, Erbey Holding, the C-Trust, the F-Trust, the Carisma Trust and Venia each may be deemed to beneficially own the 696,029 shares of common stock held by Salt Pond.

(2)
Based on information contained in a Schedule 13G/A jointly filed with the SEC on February 14, 2020 by Putnam Investments, LLC, Putnam Investment Management, LLC, the Putnam Advisory Company, LLC and Putnam Equity Spectrum Fund (collectively, “Putnam”). Includes 156,050 shares as to which sole voting power is claimed, 181,490 shares as to which sole dispositive power is claimed and zero shares as to which shared voting power and shared dispositive power is claimed. Putnam’s address is 100 Federal Street, Boston, Massachusetts 02110.

(3)
Based on information contained in a Schedule 13G/A jointly filed with the SEC on February 10, 2020 by Snow Park Capital Markets, LP, Snow Park Capital Management, LLC, Snow Park Capital Partners GP, LLC and Jeffrey Pierce (collectively, “Snow Park”). Includes 84,714 shares as to which shared voting power and shared dispositive power is claimed and zero shares as to which sole voting and dispositive power is claimed. Snow Park’s address is 1345 Avenue of the Americas, Office 33-023, New York, NY 10105.

(4)
Does not include 60,000 stock options or 60,000 restricted shares of common stock granted as an inducement award that do not vest or become exercisable within 60 days after September 11, 2020. Mr. Chatterjee also owns 100 shares of Series L Preferred Stock, which are excluded from the table above because such shares are not transferable and have no voting power.

(5)
Includes 9,194 restricted shares of our common stock granted under the 2012 Equity Incentive Plan that vest within 60 days after September 11, 2020. Does not include an aggregate of 33,571 restricted shares of our common stock granted under the 2012 Equity Incentive Plan that do not vest within 60 days after September 11, 2020. Mr. Ellison also owns 100 shares of Series B Preferred Stock, which are excluded from the table above because such shares are not transferable and have no voting power.

(6)	Does not include an aggregate of 7,787 restricted shares of our common stock granted under the 2012 Equity Incentive Plan that do not vest within 60 days after September 11, 2020.

(7)
Does not include an aggregate of 4,528 restricted shares of our common stock granted under the 2012 Equity Incentive Plan that do not vest within 60 days after September 11, 2020. Mr. Gray also owns 100 shares of Series C Preferred Stock, which are excluded from the table above because such shares are not transferable and have no voting power.

(8)
Includes 4,231 shares issuable to each of Messrs. Byrd and Engerman and Governor de Jongh for service on our Board of Directors for the 2019 to 2020 service year that vest within 60 days after September 11, 2020.

(9)
Includes Messrs. Ellison, Chatterjee, Lowe, Gray, Byrd and Engerman and Governor de Jongh. Does not include an aggregate of 60,000 stock options granted to Mr. Chatterjee or 115,080 restricted shares of common stock granted to Messrs. Ellison, Chatterjee, Lowe and Gray because such stock options or restricted shares do not become exercisable or vest, respectively, within 60 days after September 11, 2020.

Equity Compensation Plan Information

The following table sets forth information as December 31, 2019 with respect to compensation plans under which our equity securities are authorized for issuance (other than the 2016 Employee Preferred Stock Plan).

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Security Holders:
2012 Equity Incentive Plan	127,013	$2.77	2,442
2012 Special Equity Incentive Plan	—	$—	—

Equity Compensation Plans Not Approved by Security Holders:
None	—	—	—
Total	127,013	$2.77	2,442

The 2012 Equity Plan allows for grants to be made in a number of different forms, including but not limited to options, restricted stock, restricted stock units and stock appreciation rights. We granted options to purchase our common stock to the option holders of Altisource Portfolio Solutions S.A. (“ASPS”) under the 2012 Equity Plan and the 2012 Special Equity Incentive Plan in connection with the separation from ASPS. Other than the grant of these options, we have granted restricted shares of common stock under the 2012 Equity Incentive Plan and 2012 Special Equity Incentive Plan subject to the vesting requirements described below in “Compensation Discussion and Analysis - Equity Incentive Plan.” We do not expect to grant any additional options or restricted shares under the 2012 Special Equity Incentive Plan, which was limited to the grants on or prior to our separation from ASPS; all grants made after our separation from ASPS were made out of our 2012 Equity Incentive Plan. We have also issued shares of common stock to our non-management Directors in connection with their service on our Board of Directors as described above in “Director Compensation.”

Although not included in the table above, on January 30, 2020, as approved in connection with his appointment as our Co-Chief Executive Officer on January 13, 2020, Mr. Chatterjee was granted inducement equity awards that were made outside of our 2012 Equity Incentive Plan but are otherwise subject to the terms and conditions of the 2012 Equity Incentive Plan. Such initial equity award qualified as “inducement awards” for purposes of the NYSE American's exemption from stockholder approval requirements for inducement awards. The equity awards consisted of options to purchase 60,000 shares of common stock and 60,000 restricted shares. The options are subject to vesting following the achievement of certain trading price targets and further time-based vesting criteria thereafter. The restricted shares will vest annually over a four-year period following the date of grant.

2016 Employee Preferred Stock Plan

On May 26, 2016, the 2016 Employee Preferred Stock Plan (the “Employee Preferred Stock Plan”) was approved by our stockholders. Pursuant to the Employee Preferred Stock Plan, the Company may grant one or more series of non-voting preferred stock, par value $0.01 per share, in the Company to induce certain employees to become employed and remain employees of the Company in the USVI, and any of its future USVI subsidiaries, to encourage ownership of shares in the Company by such USVI employees and to provide additional incentives for such employees to promote the success of the Company’s business.

Pursuant to our stockholder approval of the Employee Preferred Stock Plan, on December 29, 2016, the Company authorized 14 additional series of preferred stock of the Company, consisting of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series

L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock, and each series shall consist of up to an aggregate of 1,000 shares.

We have issued shares of preferred stock under the Employee Preferred Stock Plan to certain of our USVI employees. These shares of preferred stock are mandatorily redeemable by us in the event of the holder's termination of service with the Company for any reason. At December 31, 2019 and 2018, we had 1,000 and 800 shares outstanding, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon the Company’s review of Section 16(a) reports and related written representations, the Company believes that all of the Company’s reporting persons complied with their Section 16(a) filing requirements in 2019.

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted policies and procedures for the review, approval and monitoring of transactions involving AAMC and related persons (Directors, nominees for election as Director and NEOs or their immediate family members or stockholders owning 5% or greater of the Company’s outstanding stock or their immediate family members) within our written Code of Business Conduct and Ethics, which is available at www.altisourceamc.com. The policies and procedures are not limited to related person transactions that meet the threshold for disclosure under the relevant SEC rules as the policies and procedures broadly cover any situation in which a conflict of interest may arise.

Any situation that potentially involves a conflict of interest is to be immediately disclosed to the Company’s General Counsel who, in consultation with management and the Audit Committee chair and with outside counsel, as appropriate, must assess the nature and extent of any concern and then recommend any follow up action, as needed. The General Counsel will notify the Chair of the Audit Committee if any such situation requires notice to or approval of the Audit Committee of the Board of Directors.

Related persons are required to obtain the approval of the Audit Committee of the Board of Directors for any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including, but not limited to, (i) whether the transaction is in the best interests of AAMC; (ii) alternatives to the relate- person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to AAMC.

Relationship with Front Yard

Asset Management Agreement with Front Yard

On March 31, 2015, we entered into an asset management agreement (the “Former AMA”), under which we were the exclusive asset manager for Front Yard an initial term of 15 years from April 1, 2015, with two potential five-year extensions. The Former AMA provided for a fee structure in which AAMC was entitled to a base management fee, an incentive management fee and a conversion fee for mortgage loans and REO properties that become rental properties for the first time during each quarter.

On May 7, 2019, we entered into an amended and restated asset management agreement (the “Amended AMA”), under which we are Front Yard’s exclusive asset manager for an initial term of five years. The Amended AMA will renew automatically each year thereafter for an additional one-year term, subject in each case to certain termination provisions. The Amended AMA provides for a fee structure in which AAMC is entitled to a base management fee and a potential incentive fee.

The management fees payable under the Amended AMA are subject to ongoing performance thresholds and an aggregate fee cap aimed to enable us to earn additional base management and incentive fees while also preventing such fees from increasing Front Yard’s general and administrative expenses above industry standards based on the size of Front Yard’s gross real estate asset base. The Amended AMA also provides a termination fee to AAMC that we believe reflects industry norms in consideration of increased flexibility for Front Yard.

For additional information regarding our asset management agreements with Front Yard, refer to Note 6, “Related-Party Transactions” of the consolidated financial statements included within the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2020.

Aggregate Management Fees and Expense Reimbursements Paid to AAMC by Front Yard in 2019

In 2019, the aggregate fees paid to AAMC under the asset management agreements by Front Yard were $14,299,627 in management fees and $1,462,805 in expense reimbursements.

No Incentive Management Fee under the Former AMA was payable to us during 2019 because Front Yard's return on invested capital (as defined in the Former AMA) for the previous seven quarters was below the required hurdle rate.

To date, no incentive fees have been paid by Front Yard to AAMC under the Amended AMA.

Termination and Transition Agreement with Front Yard

On August 13, 2020, the Company entered into a Termination Agreement with Front Yard and Front Yard Residential L.P. (“FYR LP”) to terminate the Amended AMA and to provide for a transition plan to facilitate the internalization of Front Yard’s asset management function (the “Transition Plan”).

Pursuant to the terms of the Termination Agreement, effective on the date that the parties mutually agree that the Transition Plan has been satisfactorily completed (the “Termination Date”), which will be no later than February 9, 2021, the Amended AMA will be terminated in its entirety.

In connection with the Termination Agreement, the Company will be paid by Front Yard an aggregate termination fee (the “Termination Fee”) of $46,000,000, with payments consisting of $15,000,000 in cash payable within two business days after the execution of the Termination Agreement, $15,000,000 in cash payable on the Termination Date and $16,000,000 in cash or Front Yard common stock (“Common Stock”), at Front Yard’s election, payable on the Termination Date. During the transition period, the Company will continue to be paid the base management fee provided for in the AMA (equal to $3,584,000 per quarter as contemplated by the Amended AMA) and a pro rata portion of the base management fee for any partial calendar quarter during such period, until such time as Front Yard determines that the transition has been satisfactorily completed. The incentive fee provided for in the Amended AMA will not be due or payable to the Company under any circumstances, unless earned by the Company in the period between the date of the execution of the Termination Agreement and the Termination Date.

In addition, in connection with the termination, the Company will transfer to Front Yard, at Front Yard’s election, either the equity interests or assets of the Company’s Indian subsidiary, the equity interests of the Company’s Cayman Islands subsidiary, the right to solicit and hire designated employees of the Company that currently oversee the management of Front Yard’s business and other assets of the Company that are used in connection with the operation of Front Yard’s business (the “Transferred Assets”). The aggregate purchase price (the “Purchase Price”) for the Transferred Assets is $8,200,000, with payments consisting of $3,200,000 in cash payable within two business days after the execution of the Termination Agreement and $5,000,000 in cash or Common Stock, at Front Yard’s election, payable on the Termination Date. The Company has the right to retain certain employees that do not currently oversee the management of Front Yard’s business and the right to solicit and retain certain other designated employees of the Company. In addition to the retention of such key employees, the Company will retain certain assets and operating subsidiaries to continue to build out its asset management businesses focused on the origination and underwriting of short duration construction loans backed by single-family rental homes as well as other new business initiatives.

For any portion of the Termination Fee or Purchase Price that is paid in Common Stock, the value of each share of Common Stock will be the volume-weighted average share price, as determined by reference to a Bloomberg terminal, of Common Stock for the five business days immediately preceding the date on which such portion is actually paid. In addition, for any portion of the Termination Fee or Purchase Price that is paid in Common Stock, the Company has agreed to vote any such shares of Common Stock in accordance with recommendations of Front Yard’s board of directors for a period of one year following the Termination Date.

The Termination Agreement contains various covenants, including, among others, that until the Termination Date, the Company will perform its obligations under the Amended AMA and manage the business of the Front Yard and its subsidiaries in the ordinary course of business consistent with past practice, except as otherwise directed by the board of directors of Front Yard in accordance with the Amended AMA.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2020, and is incorporated herein by reference.

Equity Plans

Options Granted in Separation from ASPS

In connection with our separation from ASPS in December 2012, we adopted the 2012 Equity Plan. In the separation transaction, we issued options to purchase 242,771 shares of our common stock with a weighted average exercise price of $1.52 per share at December 31, 2012 under the 2012 Equity Plan to ASPS employees holding ASPS stock options immediately prior to the separation, representing the same exchange ratio as the separation transaction of one share for every ten shares represented by the ASPS options. These options expire on the same dates as they expired under the ASPS plans. Because the options were granted as part of the separation to holders of ASPS stock options, no share-based compensation related to these options is included in our consolidated financial statements appearing in our Annual Report on Form 10-K. None of these options have ever been held by, or were exercised by, any of our NEOs. No additional shares of common stock are issuable under the 2012 Equity Plan other than shares of restricted stock issuable to our Directors and employees.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder desires to have included in our proxy materials, pursuant to SEC Rule 14a-8, relating to our Annual Meeting of Stockholders for next year, which is expected to be held on or about May 19, 2021, must be received within a reasonable amount of time before the Company begins to print and mail its proxy statement for the 2021 Annual Meeting of Stockholders, and the Company believes such a reasonable time will be no later than January 31, 2021. A proposal must comply with Rule 14a-8 and the SEC’s proxy rules. In accordance with Rule 14a-8, this deadline could change if next year’s Annual Meeting of Stockholders date is held sooner or later.

Stockholder proposals and director nominations for the 2021 Annual Meeting of Stockholders should be directed to our Corporate Secretary at 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.

We did not receive notice of any stockholder proposals relating to the 2020 Annual Meeting of Stockholders.  If any other matters properly come before the 2020 Annual Meeting of Stockholders, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019 was made available to stockholders on February 28, 2020. The annual report can be found on our website www.altisourceamc.com under “Shareholders - Financial Information.”

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the record date for the meeting, on written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, required to be filed by us with the SEC under the Exchange Act. Such requests should be directed to Investor Relations at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820.

OTHER MATTERS

Proxies may be solicited on behalf of the Board of Directors by mail or electronic means. Additionally, we may hire a proxy solicitor to help reach the quorum requirement. If we do so, we will pay a reasonable fee in relation to these services.

Copies of the annual report for 2019 and this Proxy Statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) “FOR” each of the nominees for Director; (2) “FOR” the ratification of Ernst & Young LLP to be our independent registered public accounting firm for 2020 (3) FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs; (4) “1 YEAR” as the frequency with which an advisory vote on executive compensation should be presented to the Company’s stockholders and (5) “FOR” the approval of the adoption of the 2020 Equity Incentive Plan. Should any matter not described above be properly presented at the meeting, each proxy received will be voted in accordance with the discretion of the persons appointed as proxies.

If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2019 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one (1) or more of the stockholders. Stockholders at an address to which a single copy of this proxy statement and our 2019 annual report was sent may request a separate copy by contacting Investor Relations at Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, United States Virgin Islands 00820, or by calling our Secretary at (754) 800-3944. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders are urged to vote via the Internet or by telephone by following the instructions in the proxy card or to complete and mail the proxy card in the accompanying pre-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D23702-P44752

ALTISOURCE ASSET MANAGEMENT CORPORATION
Annual Meeting of Stockholders
October 12, 2020 8:30 AM AST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Indroneel Chatterjee and Robin N. Lowe, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTISOURCE ASSET MANAGEMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Atlantic Standard Time on October 12, 2020 via live webcast which can be accessed by visiting www.virtualshareholdermeeting.com/AAMC2020AM, or any adjournment or postponement thereof, with all powers which the undersigned would possess if attending the live webcast of the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

ALTISOURCE ASSET MANAGEMENT CORPORATION
5100 TAMARIND REEF
CHRISTIANSTED, VI 00820

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AAMC2020AM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 11, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D23701-P44752

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALTISOURCE ASSET MANAGEMENT CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Indroneel Chatterjee	☐	☐	☐
1b. Ricardo C. Byrd	☐	☐	☐
1c. John P. de Jongh, Jr.	☐	☐	☐
1d. George G. Ellison	☐	☐	☐
1e. John A. Engerman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
3. An advisory "Say-on-Pay" vote on executive compensation.	☐	☐	☐

The Board recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. An advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.	For	Against	Abstain
5. Approve the adoption of the Altisource Asset Management Corporation 2020 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

EXHIBIT A

ALTISOURCE ASSET MANAGEMENT CORPORATION

2020 EQUITY INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Altisource Asset Management Corporation 2020 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Altisource Asset Management Corporation (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan. The Plan shall be administered by the Administrator.

(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of shares of Stock to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 185,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan, the Company’s 2012 Equity Incentive Plan and the Company’s 2012 Special Equity Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 185,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d)Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $300,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.	STOCK OPTIONS

(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	Transferability of Awards

(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.	Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the United States Virgin Islands, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: September 11, 2020

DATE APPROVED BY STOCKHOLDERS: